Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Appoints Randolph C. Read to its Board of Directors

New York, New York, December 18, 2014 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), a publicly traded real estate investment trust (“REIT”), announced today that Randolph C. Read, currently President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC, joined the Company’s Board of Directors (the “Board”), audit committee, nominating and corporate governance committee and compensation committee, effective as of December 17, 2014.

The Company also announced today that William G. Stanley, an independent director on NYRT’s Board since October 2009, resigned from his position as a member of the Company’s Board.

Mr. Read brings to the Board over 35 years of leadership experience both as a senior executive and director of companies in the public and private sectors. His current board service includes Pacific Millennium Paper Group Corporation (Hong Kong) and the advisory board of the Flying Food Group, Inc.

“I am very pleased to welcome Randy to the NYRT Board,” said Nicholas S. Schorsch, Chairman and Chief Executive Officer of NYRT. “Randy is a very experienced executive with extensive board experience who will add much by way of perspective and leadership from his many senior leadership roles at real estate and financial companies. I look forward to working closely with Randy as we continue to build NYRT into the leading New York City-focused REIT.”

Michael A. Happel, President, Treasurer and Secretary of NYRT, added, “We are delighted to be able to announce today the addition of Randy Read to the NYRT Board. As a company, we are well positioned to embark on our next phase of growth and development and are confident in our team’s ability to take advantage of the extraordinary opportunities ahead of us to deliver shareholder value. Randy, together with the rest of the Board, will be instrumental in helping to oversee NYRT as we continue to unlock the significant value-creation potential in the iconic New York City commercial real estate market.”

About Randolph C. Read

Mr. Read, 62, has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009.  From 2007 to 2009, Mr. Read served as Executive Director and President with The Greenspun Corporation, including its wholly-owned subsidiary American Nevada Realty.  Mr. Read was President of a number other companies, including Wynn Development Company, a subsidiary of Wynn Resorts, Knowledge Universe Business Group, Knowledge Universe Capital Co., International Capital Markets Group, Inc., International Capital Access Group, Inc. (Senior Partner), and American Strategic Investments, LP.

Mr. Read was also Chief Financial and Planning Officer of Stone Container Corporation and CFO of Cintas Corporation, as well as Vice President of Tiger International Inc.

He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

About NYRT

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused REIT that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.  Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT’s Annual Report on Form 10-K filed on February 28, 2014. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Anthony J. DeFazio DDCworks tdefazio@ddcworks.com (484) 342-3600	Michael A. Happel President, Treasurer and Secretary New York REIT, Inc. mhappel@arlcap.com (212) 415-6500	Gregory W. Sullivan CFO and COO New York REIT, Inc. gsullivan@nyrt.com (212) 415-6500

Andrew G. Backman Managing Director Investor Relations / Public Relations New York REIT, Inc. investorrelations@nyrt.com (212) 415-6500